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                                                                       Exhibit L

                                  PUT AGREEMENT

            PUT AGREEMENT, dated as of February 19, 2002 among IFX CORPORATION, a Delaware corporation (the "Company"), UBS CAPITAL AMERICAS III, L.P., a limited partnership formed under the laws of Jersey, Channel Islands ("UBS LP"), and UBS CAPITAL LLC, a Delaware limited liability company (collectively with UBS LP and their respective successors and assigns, "UBS"). Certain capitalized terms used but not otherwise defined herein are defined in Section 1.

            WHEREAS, the Company and UBS have entered into that certain IFX Corporation Series C Convertible Preferred Stock Purchase Agreement, dated October 11, 2001 (the "Preferred Stock Purchase Agreement"); and

            WHEREAS, one of the conditions to consummation of the transactions contemplated by the Preferred Stock Purchase Agreement is the execution and delivery of this Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:

      (a) "Exchange Ratio" shall mean (i) with respect to each share of Tutopia Preferred Stock which is put to the Company hereunder, 0.700833 share of IFX Preferred Stock and (ii) with respect to each share of Tutopia Common Stock which is put to the Company hereunder, 0.700833 share of IFX Common Stock.

      (b) "IFX Common Stock" shall mean the common stock, par value $.02 per share, of the Company.

      (c) "IFX Preferred Stock" shall have the meaning set forth in Section
3(a).

      (d) "Pro Rata Portion" shall mean a percentage of the total number of Tutopia Shares owned by a given holder thereof equal to the percentage of the total number of Tutopia Shares owned by UBS which UBS elects to sell to the Company pursuant to a Put Option.

      (e) "Tutopia" shall mean Tutopia.com, Inc., a Delaware corporation.

      (f) "Tutopia Common Stock" shall mean the common stock, par value $.001 per share, of Tutopia.


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      (g) "Tutopia Preferred Stock" shall mean the Series A Convertible
Preferred Stock, $.001 par value per share, of Tutopia.

      (h) "Tutopia Shares" shall mean, collectively, shares of Tutopia Common Stock and Tutopia Preferred Stock.

      (i) "Tutopia Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement dated as of August 31, 2000 by and among Tutopia, Latin Guide, Inc., UBS, LSC, LLC and the other parties named therein, as amended.

2. Put Option.

      (a) From and after the date hereof until the first (1st) anniversary of the date hereof (the "Expiration Date"), UBS shall have the right from time to time, upon written notice thereof, specifying the Tutopia Shares to be put (the "UBS Put Notice"), to put to the Company all or any portion of its Tutopia Shares (the "Put Option") at a price per share equal to the Exchange Ratio.

      (b) Within ten (10) days after each receipt of a UBS Put Notice, the Company shall promptly make an offer to all other holders of Tutopia Shares who are parties to the Tutopia Stockholders Agreement (except Latin Guide, Inc.), by written notice thereof, to purchase a Pro Rata Portion of the Tutopia Shares held by each such holder thereof at a price per share equal to the Exchange Ratio and on the other terms and conditions set forth herein. UBS and all such other holders of Tutopia Shares who deliver a put notice (collectively with the UBS Put Notice, the "Put Notices") to the Company within fifteen (15) days after receipt of a notice from the Company pursuant to this Section 2(b), shall be considered to have exercised the Put Option simultaneously as of the date the Company received the UBS Put Notice for purposes of this Agreement.

      (c) Within thirty (30) days following the date of a UBS Put Notice, the Company shall purchase or cause one or more of its subsidiaries to purchase and each Seller (as defined below) shall sell to the Company the Tutopia Shares put pursuant to the Put Notices (subject to the Sellers' complying with any rights of first refusal or other restrictions on transfer of such Tutopia Shares).

      (d) At the closing of a purchase of Tutopia Shares pursuant this Agreement (a "Closing"), UBS and each of the other holders of Tutopia Shares which accepted the offer to purchase made pursuant to Section 2(b) (collectively with UBS, the "Sellers") shall deliver the certificate or certificates representing the Tutopia Shares owned by such Seller to be sold to the Company, free and clear of all liens and encumbrances (other than pursuant to the Tutopia Stockholders Agreement), and the Company, as payment therefor, will issue and deliver to such Seller the appropriate number of shares of IFX Preferred Stock or IFX Common Stock, as the case may be, in the form of a single certificate (or such greater number of certificates representing such shares as such Seller may request), each dated the date of Closing and registered in such Seller's name (or in the name of such Seller's nominee(s)). Each Seller which


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is to be issued shares of IFX Preferred Stock as payment for its Tutopia Shares shall be issued such shares of IFX Preferred Stock in such proportions between shares of voting and non-voting IFX Preferred Stock as each such Seller shall determine.

      (e) At each Closing, each Seller which is not then a party to the Stockholders Agreement or the Registration Rights Agreement (as such terms are defined in the Preferred Stock Purchase Agreement) shall become a party to each such agreement by executing and delivering to the Company a counterpart signature page thereof. In addition, at each Closing, each Seller shall represent and warrant to the Company that it is acquiring the shares of IFX Preferred Stock or IFX Common Stock, as the case may be, for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them, and each other holder of Tutopia Shares shall waive any further rights under the Tutopia Stockholders Agreement as a condition to participating in the Put Option. In the event that any Seller refuses or fails to become a party to such agreements or make such representation and warranty or otherwise fails to comply with all of the obligations of a Seller hereunder, then such Seller shall be deemed to have revoked the exercise of its Put Option and shall not be entitled to have its Pro Rata Portion of Tutopia Shares purchased by the Company at the Closing.

3. Covenants of the Company. The Company hereby covenants to UBS as follows:

      (a) As soon as practicable following receipt of the UBS Put Notice, but in any event no later than twenty (20) days thereafter, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Designation, Number, Powers, Preferences and Relative, Participating and Other Rights (the "IFX Preferred Certificate") authorizing a new series of preferred stock of the Company (the "IFX Preferred Stock") substantially in the form of the Series C Certificate (as defined below). The IFX Preferred Stock shall have all of the rights, preferences, privileges and restrictions of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") set forth in the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on February 19, 2002, as amended from time to time (the "Series C Certificate"); provided, however, that upon a bankruptcy, liquidation, dissolution or winding up of the Company, the holders of IFX Preferred Stock shall not be entitled to receive out of the assets or funds of the Company by reason of their ownership of such IFX Preferred Stock amounts in excess of the Stated Preference as is provided with respect to the Series C Preferred Stock in Section 3(a)(i) of the Series C Certificate.

      (b) At each Closing, (i) the shares of IFX Preferred Stock and/or IFX Common Stock to be issued and sold to each Seller at such Closing shall have been duly authorized and, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and will be free of Encumbrances (as defined in the Preferred Stock Purchase Agreement), other than the Stockholders Agreement, (ii) the IFX Common Stock issuable upon conversion of the IFX Preferred Stock will have been duly authorized, will have been reserved for issuance upon conversion of the IFX Preferred Stock, and, when issued, will be duly and validly issued and


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outstanding, fully paid and nonassessable and will be free of Encumbrances, other than pursuant to the Stockholders Agreement, and (iii) the shares of Common Stock issuable upon conversion of the IFX Preferred Stock to be issued and sold to such Seller at the Closing and any shares of IFX Common Stock to be issued and sold to each Seller at such Closing shall have been duly listed or admitted for trading on the Nasdaq National Market or such other stock exchange or listing service as the IFX Common Stock is then listed or admitted for trading.

4. Conditions to Obligations of the Sellers. The obligation of each of the Sellers to sell its Tutopia Shares which it has agreed to sell at the Closing pursuant to its Put Option, and the other obligations of each of the Sellers under this Agreement, are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by such Seller:

      (a) Performance. The Company and each of its subsidiaries shall have performed and complied in all material respects with all agreements, conditions and covenants contained herein required to be performed or complied with by it prior to or at the Closing, including without limitation the covenants set forth in Section 3.

      (b) Absence of Litigation. (i) The consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable law, including any order, injunction, decree or judgment of any court or other governmental authority; (ii) no court or other governmental authority shall have determined that any applicable law makes illegal the consummation of the transactions contemplated hereby and no proceeding with respect to the application of any such applicable law to such effect shall be pending or threatened; and (iii) no proceeding shall be pending or shall have been threatened which seeks to impose liability upon any of the Sellers by reason of the consummation of the transactions contemplated by this Agreement.

      (c) Consents. Such Seller and the Company shall have obtained any and all necessary consents and governmental approvals, and shall have made any and all filings and declarations necessary or appropriate for the consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any foreign anti-competition, antitrust or pre-merger notification rules and regulations, if applicable, shall have been complied with.

      (d) Filing of Certificate. Prior to or contemporaneously with the Closing the IFX Preferred Certificate shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect as of the Closing and shall not have been amended or modified without the consent of UBS.

      (e) Other Documents. The Company shall have delivered to each of the Sellers such other documents and completed such other proceedings relating to the transactions contemplated by this Agreement as any Seller may reasonably request.


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5. Conditions to Obligations of the Company. The obligation of the Company to purchase each Seller's Tutopia Shares which such Seller has agreed to sell at the Closing pursuant to the Put Option, and the other obligations of the Company under this Agreement with respect to such Seller, are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by the Company:

      (a) Performance. Such Seller shall have performed and complied in all material respects with all agreements, conditions and covenants contained herein required to be performed or complied with by it prior to or at the Closing.

      (b) Absence of Litigation. (i) The consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable law, including any order, injunction, decree or judgment of any court or other governmental authority; (ii) no court or other governmental authority shall have determined that any applicable law makes illegal the consummation of the transactions contemplated hereby and no proceeding with respect to the application of any such applicable law to such effect shall be pending or threatened; and (iii) no proceeding shall be pending or shall have been threatened which seeks to impose liability upon the Company or any of its subsidiaries by reason of the consummation of the transactions contemplated by this Agreement.

      (c) Consents. The Company shall have obtained any and all material necessary consents and governmental approvals, and shall have made any and all material filings and declarations necessary or appropriate for the consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any foreign anti-competition, antitrust or pre-merger notification rules and regulations, if applicable, shall have been complied with.

6. General.

      (a) Transfer; Assignment. UBS may transfer or assign its rights under this Agreement, in whole or in part.

      (b) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in the manner provided in the Preferred Stock Purchase Agreement

      (c) Amendments. This Agreement may not be modified, changed, amended, terminated or abandoned except in a writing signed by UBS and the Company.

      (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of


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America sitting in the City of New York, Borough of Manhattan, for the
adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in Section 6(b) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      (e) Publicity. Except as required by applicable law or the requirements of any securities exchange or market (in which case the text of the announcement shall be provided to the other parties and the other parties shall be allowed reasonable time to comment prior to dissemination to the public), no party shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

      (f) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

      (g) Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and thereby.

      (h) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (i) Termination. This Agreement shall terminate upon the later to occur of
(i) the Expiration Date or (ii) the date of the last Closing of any Put Options that were exercised pursuant to Put Notices that were sent prior to the Expiration Date.


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      (j) No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any persons other than the parties listed on the signature page hereto, and no person shall be entitled to assert any rights as third party beneficiary hereunder.

                            [Signatures on Next Page]


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      IN WITNESS WHEREOF, the parties have executed this PUT AGREEMENT as of the date set forth in the first paragraph hereof.

                                          IFX CORPORATION

                                          By: /s/ Michael Shalom
                                              ----------------------------------
                                              Name: Michael Shalom
                                              Title: Chief Executive Officer


                                          UBS CAPITAL AMERICAS III, L.P.
                                          By: UBS Capital Americas III, LLC

                                          By: /s/ Mark O. Lama
                                              ----------------------------------
                                              Name: Mark O. Lama
                                              Title: Principal

                                          By: /s/ Marc A. Unger
                                              ----------------------------------
                                              Name: Marc A Unger
                                              Title: Chief Financial Officer


                                          UBS CAPITAL LLC

                                          By: /s/ Mark O. Lama
                                              ----------------------------------
                                              Name: Mark O. Lama
                                              Title: Attorney-in-fact

                                          By: /s/ Marc A. Unger
                                              ----------------------------------
                                              Name: Marc A Unger
                                              Title: Attorney-in-fact


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